SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 K-A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                January 31, 2000
                                ----------------
                                (Date of report)


                               WORLD CALLNET, INC.



       DELAWARE                     1-12835                75-2468002
       --------                     -------                ----------
(State of Incorporation)    (Commission File Number)    (IRS Employer ID)


           Brecon House, Meridian Gate, 207 Marsh Wall, London E14 9YT
           -----------------------------------------------------------
                    (Address of Principle Executive Offices)


                               011 44 171 335 8300
                               -------------------
                         (Registrant's Telephone Number)

ITEM 1.  Changes in Control of Registrant

     Refer to "ITEM 2. Acquisition or Disposition of Assets," below, for a description of the change in control of World CallNet, Inc. (the "Company") after giving effect to the amendment to the Stock Purchase Agreement, dated September 30, 1999, between the Company, MailTV Pty Ltd. and Paul Goodman-Simpson.

ITEM 2.  Acquisition or Disposition of Assets

     On September 30, 1999, World CallNet, Inc. (the "Company") entered into a stock purchase agreement (the "Agreement") with MailTV Pty Ltd. ("MailTV Pty"), a company incorporated in the New South Wales, Australia, and Paul Goodman-Simpson the Company's President and Chief Executive Officer. Pursuant to the Agreement the Company was to issue to, and MailTV Pty was to acquire, 14,500,000 shares of common stock of the Company (the "Shares"), which represents approximately 50% of the Company's issued and outstanding shares on a fully diluted basis, for an aggregate purchase price of $13,593,750 plus 2,265,625 shares of the issued and outstanding common stock of KeyClub.net, Inc. (the "KeyClub Shares") owned by MailTV Pty. KeyClub.net, Inc. ("KeyClub") is a Florida corporation and its common stock trades publicly in the Pink Sheets under the symbol "KEYK." MailTV Pty is the majority owner of KeyClub.net Inc.

     The parties agreed that at the first closing of the Agreement, the Company was to issue to MailTV Pty 2,900,000 Shares (the "First Tranche Shares") and at the second closing, which was to take place on or before December 31, 1999, the Company was to issue to MailTV Pty 11,600,000 Shares (the "Second Tranche Shares"). The purchase price for the First Tranche Shares was to be the payment by MailTV Pty to the Company of $2,718,750, and the transfer by MailTV Pty of 453,125 KeyClub Shares owned by it. The purchase price for the Second Tranche Shares was to be the payment by MailTV Pty to the Company of $10,875,000 and the transfer MailTV Pty of 1,812,500 KeyClub Shares owned by it.

     In December 1999, the parties agreed to amend the Agreement so as to provide for a multi-tier Agreement pursuant to which MailTV Pty was still be required to pay consideration totaling $13.6 million in cash and 2,265,625 million shares in KeyClub.net Inc. for 11.6 million shares of the Company's Shares. As amended, the Agreement provided for the final closing to be deferred to January 31, 2000, provided that the Company receives a further partial installment payment of $3,000,000 and 500,000 KeyClub Shares from MailTV Pty on or prior to January 7, 2000. In addition, the Company also had the right to agree to grant MailTV Pty a further extension to allow for a settlement on February 29, 2000, should this be required. Such extension shall be conditioned upon receipt of a further partial payment of $2,000,000 in cleared funds and 333,333 KeyClub Shares no later than January 31, 2000.

     As of the date hereof, MailTV Pty has fully funded the $2.7 million payment required to be made to the Company in connection with the first closing, and it has funded only approximately $1.2 million partial payment to be made on or before January 31, 2000. Notwithstanding the foregoing, the parties have agreed to further extend MailTV's right to fully fund its partial payments and to complete the final closing until February 29, 2000. The further extension has been granted due to the fact that the Company will only be in a position to fully satisfy its closing obligations and deliver the total number of shares which MailTV may purchase if the resolution to increase the authorized share capital of the Company from 30,000,000 shares to 100,000,000 shares is approved by the shareholders of the Company at the Company's Annual Meeting of stockholders to be held on 24th February 2000.

ITEM 5.  Other Events.

     The Company has outstanding promissory notes in the principal amount of $1,150,000, which notes were issued in December 1998. Such notes are past due. The Company anticipates repaying the outstanding notes from the installment payments that have been agreed to be made by MailTV Pty.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)       Exhibits

   Number      Description
   ------      -----------

    10.1 Stock Purchase Agreement, dated as of September 30, 1999, by and among World CallNet, Inc., MailTV Pty Ltd. and Paul Goodman-Simpson, which includes form of Registration Rights Agreement to be issued to MailTV Pty.

    10.2 Agreements, dated December 15, 1999 and December 22, 1999, between World CallNet, Inc., MailTV Pty Ltd. and Paul Goodman-Simpson, to amend the Stock Purchase Agreement, dated as of September 30, 1999, by and among World CallNet, Inc., MailTV Pty Ltd. and Paul Goodman-Simpson.

    ----------------
    (1) Incorporated by reference to the Company's Current Report on Form 8-K, as amended, as filed on October 15, 1999.

                                    SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                         WORLD CALLNET, INC.
                                         -------------------
                                             (Registrant)


February 15, 2000                        /s/ Paul Goodman-Simpson
                                         -----------------------------------
                                             Paul Goodman-Simpson, Director,
                                             President and Chief Executive
                                             Officer